
                                                    REGISTRATION NO. 000-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                              INTELILABS.COM, INC.
             (Exact name of registrant as specified in its charter)
                              ---------------------

       DELAWARE
 (State or other jurisdiction of                            65-0830670
 incorporation or organization)             (I.R.S. Employer Identification No.)


                               -------------------
                      Water Gardens 26th Street, 3rd Floor
                         Santa Monica, California 90404
                                 (310) 255-8893
    (Address of Registrant's principal executive offices, including zip code)
                              ---------------------

                            ADVISOR COMPENSATION PLAN
                            (Full title of the Plan)

                      Corporate Creations Enterprises, Inc.
                         686 North Dupont Boulevard #302
                          Milford, DE 19963 Kent County
                                 (302) 424-4866
            (Name, address and telephone number of agent for service)
                              ---------------------

                                   COPIES TO:
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 92618
                              --------------------
                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.
                              --------------------

                         CALCULATION OF REGISTRATION FEE

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
===================================================================================================================
        Title of Securities            Amount to be      Proposed Maximum    Proposed Maximum       Amount of
         to be Registered               Registered      Offering Price per  Aggregate Offering   Registration Fee
                                                               Share               Price
-------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.0001 Par Value(1)       300,000              $4.63           $1,389,000.00         $347.25
===================================================================================================================

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(1)   Consists of 300,000 shares of common stock issuable for consulting services to Samuel Premkumar.
(2) The registration fee is based upon the closing bid price of the shares of common stock of the Company as of January 18, 2001 calculated pursuant to Rule 457(c).

                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates the following documents by reference in the registration statement:

         The Company's Quarterly Report on Form 10-QSB as amended by Form 10-QSB/A filed for the quarter ended September 30, 2000; the Company's Annual Report on Form 10-KSB/A filed for the year ended June 30, 2000 dated November 20, 2000 and February 12, 2001; and the description of the Company's Common Stock contained in the Company's Form 10-SB dated October 25, 1999.

         All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Bylaws and the Delaware Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

         The Company's Certificate of Incorporation provides that a director of the Company shall be indemnified to the fullest extent permitted by law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         4.1      Consulting  Agreement with Samuel Premkumar,  dated January 5,
                  2001

         5        Opinion of Horwitz & Beam,  consent included,  relating to the
                  issuance  of  the  shares  of   securities   pursuant  to  the
                  Consulting Agreement

         23.1     Consent of Horwitz & Beam (included in Exhibit 5)

         23.2     Consent of Independent Public Accountant

Item 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section  10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the  prospectus  any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material  information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on February 13, 2001.

                                   INTELILABS.COM, INC.

                                   /s/ Zain Effendi
                                   --------------------------------------------
                                   By: Zain Effendi
                                   Its: President and Chief Executive Officer

      In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                            Title                                    Date

/s/ Zain Effendi                            President, Chief Executive Officer,         February 13, 2001
------------------------------------
Zain Effendi                                         Chairman and Secretary


/s/ Marvi E. Khan                           Chief Financial Officer and                 February 13, 2001
------------------------------------
Marvi E. Khan                                        Director


/s/ Fahad U. Khan                           Chief Operating Officer and                 February 13, 2001
---------------------------
Fahad U. Khan                                        Director


/s/ Sajjad Hyder Zaidi                      Director                                    February 13, 2001
------------------------------------
Sajjad Hyder Zaidi

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                                     II-3